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EXECUTION COPY

BEST BUY CO., INC.
as Issuer,

THE SUBSIDIARIES NAMED HEREIN
as Guarantors,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
as Trustee

INDENTURE

Dated as of June 27, 2001

Convertible Debentures due June 27, 2021

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ii

EXHIBIT A-1	—	Form of Global Security
EXHIBIT A-2	—	Form of Certificated Security
EXHIBIT B	—	Transfer Certificate
EXHIBIT C	—	Form of Notation on Security Relating to Guarantee
EXHIBIT D	—	Form of Supplemental Indenture Relating to Additional Guarantees

iii

    INDENTURE dated as of June 27, 2001 among BEST BUY CO., INC., a Minnesota corporation ("Company"), each of the Subsidiaries named as a "Guarantor" on the signature pages hereto and any Subsidiary (each an "Additional Guarantor") of the Company that executes a supplement to this Indenture in the form of Exhibit D that provides a guarantee of the Securities (as defined below) and this Indenture after the date of this Indenture (each a "Guarantor" and collectively, the "Guarantors") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Trustee").

    Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Convertible Debentures due June 27, 2021:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

  Section 1.1 Definitions.

    "Accreted Value" for a Security means, as of any date, the sum of the Issue Price of such Security and the accretion in value of such Security as of such date, computed for each semi-annual accretion period by applying the accretion rate then in effect for such Security, based on the yield to maturity then in effect for such Security less the portion of such yield to maturity payable as cash interest on the immediately succeeding Interest Payment Date, to the Issue Price of such Security and to the accretion in value of such Security from the Issue Date up to but not including the beginning of such semi-annual accretion period. Semi-annual accretion periods shall end on (but exclude) an Interest Payment Date, with the first semi-annual accretion period beginning on the Issue Date and ending on (but excluding) the Interest Payment Date on December 27, 2001.

    "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

    "Affiliate" means, as to any person, any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

    "Associate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

    "Board of Directors" or "Board" means the board of directors of the Company or a Guarantor or any duly authorized committee of such Board.

    "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company or a Guarantor, as the case may be, to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

    "Business Day" means, with respect to any Security, a day other than a day on which banking institutions are authorized by law or regulation to close in the City of New York.

    "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

    "Capital Lease Obligations" means, with respect to any person, any Capital Lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Capital Stock" for any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock or other equity interests issued by that person.

    "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

    "Common Stock" means the common stock, $.10 par value, of the Company as existing on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

    "Company" means Best Buy Co., Inc. and each of its permitted successors pursuant to the applicable provisions of this Indenture.

    "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

    "Contingent Obligation" means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any Indebtedness of another person, if the purpose or intent thereof by the person incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such person of the obligation of another person, and (ii) any liability of such person for the obligations of another person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclause (a), (b) or (c) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

    "Corporate Trust Office" means the principal office of the Trustee at Sixth Street and Marquette Avenue, MAC N9303-110, Minneapolis, Minnesota 554789, or such other office, designated by the Trustee by written notice to the Company and approved by the Company, at which at any particular time its corporate trust business shall be administered.

    "Credit Facilities" means one or more debt facilities with banks or other institutional lenders providing for revolving credit and/or term loans, or providing for the support of one or more revolving commercial paper programs, in each case as amended, restated, modified, supplemented, renewed, refunded, refinanced, restructured, replaced, repaid or extended in whole or in part from time to time.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Five-Year Treasury Rate" means, with respect to any Reset Date, the U.S. Treasury yield displayed on the Bloomberg Service screen accessed by the command which is currently "GT5 [GOVT] HP [GO]" (currently page 066) (or any successor or substitute page and command of such Service providing rate quotations comparable to those currently provided on such page of such Service)

specified as the last reported yield applicable to U.S. Treasury Notes at the close of business on the date that is 120 days prior to such Reset Date (or, if such date is not a Business Day, on the next succeeding date which is a Business Day) or, if such yield is not available at such time for any reason, the "Five Year Treasury Rate" with respect to such Reset Date shall mean the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) for direct obligations of the United States of America having a maturity that is equal to five years, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519)—Selected Interest Rates" or any successor publication, specified as the closing rate applicable to five-year U.S. Treasury Notes for the date that is 120 days prior to such Reset Date (or, if such date is not a Business Day, on the next succeeding date which is a Business Day).

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) in statements and pronouncements of the Financial Accounting Standards Board; and (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession.

    "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and that are issued to a Depositary, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities shall be in the form of a Restricted Global Security.

    "Guarantee" means the Guarantee of the Securities by each of the Guarantors pursuant to Article XI and any additional Guarantee of the Securities to be executed by any Additional Guarantor pursuant to Section 4.3.

    "Hedging Obligation" of any person means the obligations of that person under (i) interest rate swap agreements, interest rate cap agreements or interest rate collar agreements; (ii) foreign exchange contracts and currency swap agreements; and (iii) other agreements or arrangements entered into in the ordinary course of business and consistent with past practices designed to protect that person against fluctuations in interest rates or currency exchange rates.

    "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

    "Indebtedness" of any person means, without duplication:

      (1) all obligations of such person for borrowed money or for the deferred purchase price of property or services, and including, without limitation, the face amount available to be drawn under all letters of credit, reimbursement and similar obligations with respect to surety bonds, letters of credit and banks' acceptances, whether or not matured,

      (2) all obligations evidenced by notes, bonds, debentures or similar instruments,

      (3) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

      (4) all Capital Lease Obligations of such person,

      (5) all Contingent Obligations of such person,

      (6) all Hedging Obligations of such person, and

      (7) all Indebtedness referred to in clause (1), (2), (3), (4) or (5) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured

  by) any Lien upon or in property (including, without limitation, accounts and contracts rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness;

provided, however, that Indebtedness shall not include current accounts payable arising in the ordinary course of business.

    The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

    "Initial Purchasers" means Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers under the Purchase Agreement.

    "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

    "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which such Security is sold as set forth on the face of such Security.

    "Lien" means any pledge, mortgage, lien, security interest, hypothecation, assignment for security interest or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest or any Capital Lease).

    "Obligations" means any principal, accrued and unpaid cash interest (including any Additional Interest and any accrued and unpaid cash interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable in respect of the Securities and the Indenture.

    "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be.

    "Officers' Certificate" means a written certificate containing the information specified in Sections 12.4 and 12.5, signed in the name of the Company by any two Officers of the Company, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.4 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 12.4 and 12.5.

    "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.4 and 12.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

    "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof and, for purposes of Article IV, shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Indenture.

    "Purchase Agreement" means the Purchase Agreement dated June 22, 2001 among the Company, the Guarantors and the Initial Purchasers.

    "Redemption Date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

    "Registration Rights Agreement" means the Registration Rights Agreement dated June 27, 2001 among the Company, the Guarantors and the Initial Purchasers.

    "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

    "Restricted Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A.

    "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security in the form of Exhibit A-1 and Exhibit A-2 of this Indenture.

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

    "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

    "Rule 144(k)" means Rule 144(k) under the Securities Act (or any successor provision), as it may be amended from time to time.

    "SEC" means the Securities and Exchange Commission.

    "Securities" means any of the Company's Convertible Debentures due June 27, 2021, as amended or supplemented from time to time, issued under this Indenture.

    "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

    "Stated Maturity", when used with respect to any Security, means June 27, 2021.

    "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

    "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

    "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

    "Unrestricted Subsidiary" means, on any date, any Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided that all of the Subsidiaries of the Company existing on the date of this Agreement shall initially be designated as Restricted

Subsidiaries and, provided further that the Board of Directors (i) shall not designate, or continue the designation, as an Unrestricted Subsidiary any Subsidiary that owns any Subsidiary that owns any shares of Capital Stock of a Restricted Subsidiary, (ii) shall not designate, or continue the designation, as an Unrestricted Subsidiary any Subsidiary if such designation or continued designation would result in a withdrawal or downgrade of any rating of the Securities then in effect, (iii) shall not, nor shall it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary shall in connection therewith be redesignated as a Restricted Subsidiary) or (iv) shall not designate, or continue the designation, as an Unrestricted Subsidiary, any Subsidiary that is or becomes obligated with respect to any Indebtedness of the Company or any Restricted Subsidiary through the incurrence of a Contingent Obligation or otherwise or pledges assets or provides other security interests to secure the payment or performance of any Indebtedness of the Company or any Restricted Subsidiary. Any designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date.

    "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  Section 1.2 Other Definitions.

Term:	Defined in:
"Accreted Conversion Price"	Exhibit A-1
"Act"	1.5
"Additional Guarantor"	Preamble
"Adjusted Net Assets"	11.5(b)
"Agent Members"	2.12(e)
"Applicable Percentage"	Exhibit A-1
"Average Sale Price"	10.7
"beneficial owner"	3.8(a)
"cash"	3.7(b)
"Change of Control"	3.8(a)
"Change of Control Company Notice"	3.8(b)
"Change of Control Purchase Date"	3.8(a)
"Change of Control Purchase Notice"	3.8(c)
"Change of Control Purchase Price"	3.8(a)
"Closing Sales Price"	3.7(d)
"Company Notice"	3.7(e)
"Company Notice Date"	3.7(c)
"Conversion Agent"	2.3
"Conversion Date"	10.2
"Conversion Rate"	10.1
"covenant defeasance"	8.1(b)
"Depositary"	2.1(a)

"DTC"	2.1(a)
"Event of Default"	6.1
"Exchange Act"	3.7(d)
"Ex-Dividend Time"	10.7
"Extraordinary Cash Dividend"	10.8
"Final Surrender Date"	3.8(a)
"Funding Guarantor"	11.5(b)
"Guarantor"	Preamble
"Institutional Accredited Investors"	2.1(b)
"Interest Payment Date"	Exhibit A-1
"legal defeasance"	8.1(b)
"Legend"	2.6(f)
"Market Price"	3.7(d)
"Notice of Default"	6.1
"Option Exercise Date"	Exhibit A-1
"Paying Agent"	2.3
"Purchase Date"	3.7(a)
"Purchase Notice"	3.7(a)
"Purchase Price"	3.7(a)
"QIB"	2.1(a)
"Rate Reset"	Exhibit A-1
"Redemption Price"	3.1
"Registrar"	2.3
"Relevant Cash Dividends"	10.8
"Reset Date"	Exhibit A-1
"Restated Principal Amount"	Exhibit A-1
"Rule 144A Information"	4.7
"Securities Act"	3.7(d)
"Spin-off"	10.8
"Tax Event"	Exhibit A-1
"Time of Determination"	10.7
"trading day"	3.7(d)
"U.S. Government Obligations"	8.1(a)

    Section 1.3 Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

    "Commission" means the SEC.

    "indenture securities" means the Securities.

    "indenture security holder" means a Securityholder.

    "indenture to be qualified" means this Indenture.

    "indenture trustee" or "institutional trustee" means the Trustee.

    "obligor" on the indenture securities means the Company.

    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

    Section 1.4 Rules of Construction.  Unless the context otherwise requires:

      (1) a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

      (3) "or" is not exclusive;

      (4) "including" means including, without limitation; and

      (5) words in the singular include the plural, and words in the plural include the singular.

    Section 1.5 Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

    (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

    (c) The ownership of Securities shall be proved by the register for the Securities.

    (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

    (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II
THE SECURITIES

    Section 2.1 Form and Dating.  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 and Exhibit A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

    (a)  Restricted Global Securities.  Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a Restricted Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

    (b)  Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

    Any adjustment of the aggregate principal amount at maturity of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

    (c)  Book-Entry Provisions.  This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

    The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

    (d)  Certificated Securities.  Securities not issued as interests in the Global Securities shall be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

    Section 2.2 Execution and Authentication.  The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

    Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

    No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

    The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount at maturity of up to $506,000,000 (subject to upward adjustment as described in the Securities) upon one or more Company Orders without any further action by the Company.

    The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount).

    Section 2.3 Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.6. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.6.

    The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

    The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

    Section 2.4 Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

    Section 2.5 Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 24 and December 24 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

    Section 2.6 Transfer and Exchange.  (a) Subject to Section 2.12, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities and related Guarantees of any authorized denomination or denominations, of a like aggregate principal amount at maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

    At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, the Securities and the related Guarantees which the Holder making the exchange is entitled to receive.

    The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

    (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

    (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

    (d) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

    (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

    (f)  If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibit A-1 and Exhibit A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

    Section 2.7 Replacement Securities.  If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and the Guarantors shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security and related Guarantees of like tenor and principal amount at maturity, bearing a certificate number not contemporaneously outstanding.

    In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

    Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

    Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

    The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

    Section 2.8 Outstanding Securities; Determinations of Holders' Action.  Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company, a Guarantor or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount at maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

    If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

    If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change of Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change of Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding, cash interest on such Securities shall cease to accrue and such Securities shall cease to accrete in value; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

    If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding, cash interest, if any, shall cease to accrue on such Security and such Security shall cease to accrete in value.

    Section 2.9 Temporary Securities.  Pending the preparation of definitive Securities, the Company and the Guarantors may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities and related Guarantees which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities and related Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and related Guarantees may determine, as conclusively evidenced by their execution of such Securities and related Guarantees.

    If temporary Securities and related Guarantees are issued, the Company and the Guarantors shall cause definitive Securities and related Guarantees to be prepared without unreasonable delay. After the preparation of definitive Securities and related Guarantees, the temporary Securities and related Guarantees shall be exchangeable for definitive Securities and related Guarantees upon surrender of the temporary Securities and related Guarantees at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities and related Guarantees the Company and the Guarantors shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at maturity of definitive Securities and related Guarantees of authorized denominations. Until so exchanged the temporary Securities and related Guarantees shall in all respects be entitled to the same benefits under this Indenture as definitive Securities and related Guarantees.

    Section 2.10 Cancellation.  All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

    Section 2.11 Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change of Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

    Section 2.12 Global Securities.  (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iii) and (iv) below.

       (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

      (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

        (A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit B;

        (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount at maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

        (C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

  then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount at maturity of the Securities represented by the Global Security to be decreased by the aggregate principal amount at maturity of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at maturity of the Certificated Security so issued.

      (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

        (A) to register the transfer of such Certificated Securities; or

        (B) to exchange such Certificated Securities for an equal principal amount at maturity of Certificated Securities of other authorized denominations,

  the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

        (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

        (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

          (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

          (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

          (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

      (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

      Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

        (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

        (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount at maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount at maturity of Securities represented by the Global Security to be increased by the aggregate principal amount at maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company and the Guarantors shall execute and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security and related Guarantees in the appropriate principal amount at maturity.

    (b) Subject to Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

    (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount at maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

    (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

    (e) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

       (i) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

      (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount at maturity equal to that of such Global Security or portion thereof to be so exchanged, shall have the related Guarantees executed by the Guarantors and attached thereto, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount at maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security and related Guarantees issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

      (iii) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

      (iv) In the event of the occurrence of any of the events specified in clause (1) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

      (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

    Section 2.13 CUSIP Numbers.  The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

    Section 2.14 Ranking.  The Indebtedness of the Company and the Guarantors arising under or in connection with this Indenture and every outstanding Security and related Guarantee issued under this Indenture from time to time constitutes and shall constitute the senior unsecured general obligations of the Company and the Guarantors, ranking equally with other existing and future senior unsecured Indebtedness of the Company and the Guarantors and ranking senior to any future subordinated Indebtedness of the Company and the Guarantors.

ARTICLE III
REDEMPTION AND PURCHASES

    Section 3.1 Company's Right to Redeem; Notices to Trustee.  The Company, at its option, may redeem the Securities in accordance with the provisions of Section 5 of the Securities in whole or in part, at any time or from time to time, on or after June 27, 2004 for a redemption price per Security equal to the Accreted Value plus accrued and unpaid interest up to but not including the Redemption Date, or if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, at a redemption price per Security equal to the Restated Principal Amount plus accrued and unpaid cash interest up to but not including the Redemption Date (in either such case, the "Redemption Price). If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount at maturity of Securities to be redeemed and the Redemption Price.

    The Company shall give the notice to the Trustee provided for in this Section 3.1 by a Company Order, at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

    Section 3.2 Selection of Securities to Be Redeemed.  If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations larger than $1,000.

    Securities and portions of Securities that the Trustee selects shall be in principal amounts at maturity of $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

    If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

    Section 3.3 Notice of Redemption.  At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

    The notice shall identify the Securities to be redeemed and shall state:

      (1) the Redemption Date;

      (2) the Redemption Price per Security;

      (3) the Conversion Rate per Security;

      (4) the name and address of the Paying Agent and Conversion Agent;

      (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately prior to the Redemption Date;

      (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Section 7 of the Securities;

      (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts at maturity of the particular Securities to be redeemed;

      (9) that, unless the Company defaults in making payment of such Redemption Price, cash interest, if any, on such Securities shall cease to accrue and such Securities shall cease to accrete in value on and after the Redemption Date; and

      (10) the CUSIP number(s) of the Securities.

    At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3.

    Section 3.4 Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price per Security stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid the Redemption Price per Security stated in the notice.

    Section 3.5 Deposit of Redemption Price.  Prior to 11:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

    Section 3.6 Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

    Section 3.7 Purchase of Securities by the Company at Option of the Holder.

    (a)  General.  Securities shall be purchased by the Company pursuant to Section 6 of the Securities at the option of the Holder on June 27, 2004, June 27, 2009 and June 27, 2014 (each, a "Purchase Date"), at a purchase price per Security equal to the Accreted Value plus accrued and unpaid cash interest up to but not including such Purchase Date or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, at a purchase price per Security equal to the Restated Principal Amount plus accrued and unpaid cash interest up to but not including the Purchase Date (in either such case, the "Purchase Price"). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

              (i)  delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

        (A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

        (B) the portion of the principal amount at maturity of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount),

        (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture, and

        (D) in the event the Company elects, pursuant to Section 3.7(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, as set forth in Section 3.7(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the expected principal amount at maturity and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

              (ii) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

    If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.7(a)(i), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

    The Company shall purchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security, if the principal amount at maturity of such portion is $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

    Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security. Unless the Company defaults in paying the Purchase Price, cash interest, if any, on the Securities subject to a Purchase Notice shall cease to accrue and the Securities shall cease to accrete in value on the Purchase Date.

    Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

    The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

    (b)  Company's Right to Elect Manner of Payment of Purchase Price for Payment.  The Securities to be purchased on any Purchase Date pursuant to Section 3.7(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 3.7(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.7(e), whether the Company will purchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company shall pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.7 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.7(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 3.7(b) or pursuant to Section 3.7(d) in the event of a failure to satisfy, prior to the close of business on the last Business Day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

    At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

       (i) the manner of payment selected by the Company,

      (ii) the information required by Section 3.7(e) in the Company Notice,

      (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.7(d) have been or will be complied with; and

      (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.7(e).

    (c)  Purchase with Cash.  At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given shall, for all other Purchase Dates, be paid in cash. The Company Notice, as provided in Section 3.7(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

    (d)  Payment by Issuance of shares of Common Stock.  At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase

Price to be paid in shares of Common Stock by (ii) the Market Price of one share of Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

    The Company shall not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Company shall pay cash based on the Market Price for all fractional shares. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

    If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.7(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

    The Company's right to exercise its election to purchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

       (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

      (ii) the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

      (iii) the listing of such shares of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or, if the shares of Common Stock is not then listed on a national or regional securities exchange, as reported by the Nasdaq National Market;

      (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

      (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, shall be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

    Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) and the Closing Sales Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third day prior to the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date, and the Company has elected to purchase the Securities pursuant to this Section 3.7 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

    The "Market Price" of Common Stock on a Purchase Date means the average of the Closing Sales Prices of the shares of Common Stock for the five trading day period ending on the third Business Day prior to such Purchase Date (if the third Business Day prior to such Purchase Date is a trading day, or if not, then on the last trading day immediately prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on such Purchase Date, of any event described in Sections 10.6, 10.7 or 10.8; subject, however, to the conditions set forth in Sections 10.9 and 10.10.

    The "Closing Sales Price" of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

    "trading day" means each day on which the securities exchange or quotation system that is used to determine the Closing Sales Price is open for trading or quotation.

    Upon determination of the actual number of shares of Common Stock to be issued upon redemption of Securities, the Company shall (i) disseminate a press release containing such information through any two of Reuter's Economic Services, Bloomberg Business News and Dow Jones & Company Inc. and (ii) publish such information on its BestBuy.com or other successor Web site or through such other public medium as it may use at that time.

    (e)  Notice of Election.  In connection with any purchase of Securities pursuant to Section 6 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 3.7(e) (the "Company Notice").

    In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock, the Company Notice shall:

      (1) state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

      (2) set forth the method of calculating the Market Price of the shares of Common Stock; and

      (3) state that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

    In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

       (i) the Purchase Price per Security and the Conversion Rate per Security and any adjustments thereto;

      (ii) the name and address of the Paying Agent and the Conversion Agent;

      (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X and Section 7 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

      (iv) that Securities must be surrendered to the Paying Agent to collect payment;

      (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

      (vi) the procedures the Holder must follow to exercise its put rights under this Section 3.7 and a brief description of those rights;

     (vii) briefly, the conversion rights of the Securities;

     (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.7(a)(1)(D) or Section 3.9);

      (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, cash interest, if any, on such Securities shall cease to accrue and such Securities shall cease to accrete in value on the Purchase Date; and

      (x) the CUSIP number of the Securities.

    At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

    Simultaneously with the delivery of a Company Notice, the Company shall (i) disseminate a press release containing the information stated in such Company Notice through any two of Reuter's Economic Services, Bloomberg Business News and Dow Jones & Company Inc. and (ii) publish the information stated in such Company Notice on its BestBuy.com or other successor Web site or through such other public medium as it may use at that time.

    (f)  Covenants of the Company.  All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

    (g)  Procedure upon Purchase.  The Company shall deposit cash (in respect of a cash purchases under this Section 3.7 or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.7. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.7(d), no payment or adjustment shall be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

    (h)  Taxes.  If a Holder of a purchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

  Section 3.8 Purchase of Securities at Option of the Holder upon Change of Control.

    (a) If a Change of Control occurs, the Securities not previously purchased by the Company or any portion of the principal amount at maturity thereof shall be purchased by the Company, at the option of the Holder thereof, on the Change of Control Purchase Date at a purchase price per Security equal to the Accreted Value plus accrued and unpaid cash interest up to but not including the Change of Control Purchase Date or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, at a purchase price per Security equal to the Restated Principal Amount plus accrued and unpaid cash interest up to but not including the Change of Control Purchase Date (in either such case, the "Change of Control Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

    "Change of Control Purchase Date" shall mean the date selected by the Company for the purchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

    "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Change of Control Company Notice.

    A "Change of Control" shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

       (i) there is a report filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 3.8 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

      (ii) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

    (b) No later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control (the "Change of Control Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company must cause a copy of such Change of Control Company Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. The Change of Control Company Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

      (1) briefly, the events causing a Change of Control and the date of such Change of Control;

      (2) the Final Surrender Date;

      (3) the Change of Control Purchase Date;

      (4) the Change of Control Purchase Price per Security;

      (5) the name and address of the Paying Agent and the Conversion Agent;

      (6) the Conversion Rate per Security and any adjustments thereto;

      (7) that the Securities as to which a Change of Control Purchase Notice has been given may not be converted, even if they are otherwise convertible pursuant to Article X, if the Change of Control Purchase Notice has been delivered (unless the Company defaults in payment of the Change of Control Purchase Price on the Change of Control Purchase Date and the Holder revokes its Change of Control Purchase Notice);

      (8) that the Securities must be surrendered to the Paying Agent to collect payment;

      (9) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given shall be paid only if the Holder of such Security, on or before the Final Surrender Date, surrenders such Security as described in (8);

      (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

      (11) briefly, the conversion rights, if any, of the Securities;

      (12) that, unless the Company defaults in making payment of such Change of Control Purchase Price on the Change of Control Purchase Date, cash interest, if any, on such Securities shall cease to accrue and the Securities shall cease to accrete in value on and after the Change of Control Purchase Date; and

      (13) the CUSIP number(s) of the Securities.

    (c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time on or prior to the Final Surrender Date, stating:

      (1) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

      (2) the portion of the principal amount at maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount); and

      (3) that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities.

    The delivery of such Security to the Paying Agent with such Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent on or prior to the Final Surrender Date shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

    The delivery of such Security with such Change of Control Purchase Notice shall be irrevocable (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date) and the right to convert such Security shall expire when such Security and such Change of Control Purchase Notice are delivered (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date and such delivery is revoked).

    The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount at maturity of such portion is $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

    Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

    The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

    Section 3.9 Effect of Purchase Notice or Change of Control Purchase Notice.  Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 3.7(a) or Section 3.8(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless, in the case of a Purchase Notice, such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, (i) in the case of such Purchase Price, promptly following the later of (x) the Purchase Date with respect to such Security (provided that the conditions in Section 3.7(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(a) and (ii) in the case of such Change of Control Purchase Price, promptly following the Change of Control Purchase Date with respect to such Security (provided that the conditions in Section 3.7(c) have been satisfied). Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article X on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice unless, in the case of a Purchase Notice, such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

    A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date specifying:

    (1) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

    (2) the principal amount at maturity of the Security with respect to which such notice of withdrawal is being submitted, and

    (3) the principal amount at maturity, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

    A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.7(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.7(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

    There shall be no purchase of any Securities pursuant to Section 3.7 or 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default. The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

    Section 3.10 Deposit of Purchase Price or Change of Control Purchase Price.  Prior to 11:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

    Section 3.11 Securities Purchased in Part.  Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount at maturity equal to, and in exchange for, the portion of the principal amount at maturity of the Security so surrendered which is not purchased.

    Section 3.12 Covenant to Comply With Securities Laws Upon Purchase of Securities.  When complying with the provisions of Section 3.7 or 3.8 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8.

    Section 3.13 Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the aggregate Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)).

ARTICLE IV

COVENANTS

    Section 4.1 Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m. New York City time by the Company. The principal and accrued and unpaid cash interest, if any, in respect of a Security shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

    Section 4.2 SEC and Other Reports.  The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

    Section 4.3 Guarantees.  Except as otherwise specified in Section 11.4, the Company shall cause each Restricted Subsidiary (which includes any Subsidiary that ceases to be an Unrestricted Subsidiary) to jointly and severally unconditionally guarantee the Obligations of the Company under the Securities and this Indenture pursuant to the terms of this Section 4.3 and Article XI. Any Restricted Subsidiary that has not already provided a Guarantee in accordance with the terms of this Indenture, and any former Guarantor that is required to deliver a Guarantee pursuant to the second sentence of Section 11.4(a), shall execute a supplement to this Indenture as described in clause (a) below and shall deliver an Opinion of Counsel as described in clause (b) below.

    Except as otherwise specified in Section 11.4, if at any time when the Securities are outstanding,

       (i) the Company or any Restricted Subsidiary shall organize, acquire or otherwise invest in another person that becomes a Restricted Subsidiary or becomes obligated with respect to any Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary through the incurrence of a Contingent Obligation or otherwise, or

      (ii) any Unrestricted Subsidiary becomes obligated with respect to any Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary through the incurrence of a Contingent Obligation or otherwise or pledges assets or provides other security interests to secure any Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary, or

      (iii) any Unrestricted Subsidiary shall be designated as a Restricted Subsidiary,

then, unless that Subsidiary has already provided a Guarantee in accordance with the terms of this Indenture or has been properly designated (and continues to be so properly designated) as an Unrestricted Subsidiary, the Company shall cause such Subsidiary to (a) execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit D pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Securities and this Indenture on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel that such supplement to this Indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject to customary exceptions. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture as it relates to the Securities and this Indenture.

    Section 4.4 Compliance Certificates.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on or about February 28, 2002) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

    Section 4.5 Further Instruments and Acts.  Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

    Section 4.6 Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company or the Guarantors in respect of the Securities, the Guarantees and this Indenture may be served. The office of Wells Fargo Bank Minnesota, National Association, 45 Broadway, 12th Floor, MAC N2666-120, New York, New York 10006 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

    The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

    Section 4.7 Delivery of Certain Information.  At any time when the Company or any Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section 3.7(d), the Company or any such Guarantor shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

    Section 4.8 Calculation of Original Issue Discount.  The Company and the Trustee on behalf of the Holders agree (i) that for United States federal income tax purposes the Securities shall be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders shall report original issue discount and interest on the Securities in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Securities is 6.75% compounded semi-annually and the "projected payment schedule" may be obtained by contacting the Company at the address set forth in Section 12.2. The Company shall file with the Trustee no later than the end of each fiscal year of the Company (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V
SUCCESSOR CORPORATION

    Section 5.1 When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than a consolidation with or merger with or into a Guarantor or a conveyance, transfer, sale or lease to a Guarantor), permit any person to consolidate with or merge into the Company, or permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to the Company, unless:

       (i) either (A) the Company shall be the continuing corporation or (B) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (1) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

      (ii) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

      (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Guarantors, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

    Section 6.1  Events of Default.  An "Event of Default" occurs if:

      (1) the Company or any Guarantor defaults in the payment of accrued and unpaid cash interest (including any Additional Interest and any additional cash interest payable after any election by the Company to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event) on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days;

      (2) the Company or any Guarantor defaults in the payment of (A) principal (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) of any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise, (B) the Redemption Price, Purchase Price or Change of Control Purchase Price in respect of any Security when due or (C) any amount due under the applicable Guarantee;

      (3) the Company or any Guarantor fails to comply with any of its other covenants or agreements set forth in this Indenture and the Default continues for a period of 90 days after the written notice specified below;

      (4) the Company or any Guarantor fails to make any payment when due, including any applicable grace period, in respect of Indebtedness of the Company or any Guarantor (as applicable), which payment is in an amount in excess of $50,000,000 and which failure results in acceleration of such Indebtedness, or the Company or any Guarantor defaults with respect to any Indebtedness of the Company or any Guarantor (as applicable), which default results in acceleration of any such Indebtedness which is in an amount in excess of $50,000,000;

      (5) the Company or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Guarantor or for any substantial part of the property of the Company or any Guarantor or make any general assignment for the benefit of creditors; or

      (6) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or any Guarantor or for any substantial part of the property of the Company or any Guarantor or ordering the winding up or liquidation of the affairs of the Company or any Guarantor and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (7) any Guarantee or the related Article XI of this Indenture shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of such Guarantee and this Indenture) to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee and the Indenture.

    A Default under clause (3) or (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount at maturity of the Securities at the time outstanding notify the Company or the Guarantor (as applicable) and the Trustee, of the Default and the Company or the Guarantor (as applicable) does not cure such Default (and such Default is not waived) within the time specified in clause (3) or (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

    The Company or the applicable Guarantor shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would mature into an Event of Default under clauses (3), (4), (5), (6) or (7) above, its status and what action the Company or such Guarantor is taking or proposes to take with respect thereto.

    Section 6.2  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount at maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Accreted Value (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) plus accrued and unpaid cash interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.1(5) or (6) occurs and is continuing, the Accreted Value (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) plus accrued and unpaid cash interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Accreted Value (or, if the Company has elected to restate the principal amount of the Securities and pay additional interest following the occurrence of a Tax Event, the Restated Principal Amount) plus accrued and cash unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    Section 6.3  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Accreted Value (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) plus accrued and unpaid cash interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

    The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

    Section 6.4  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(1) or (2), (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

    Section 6.5  Control by Majority.  The Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

    Section 6.6  Limitation on Suits.  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

      (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

      (2) the Holders of at least 25% in aggregate principal amount at maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

      (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

      (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

      (5) the Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

    A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

    Section 6.7  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal or accrued and unpaid cash interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Purchase Date or Change of Control Purchase Date and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

    Section 6.8  Collection Suit by Trustee.  If an Event of Default described in Section 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

    Section 6.9  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the Guarantors or any other obligor upon the Securities, the Guarantees or the property of the Company or the Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal or accrued and unpaid cash interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantors for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

      (1) to file and prove a claim for the whole amount of the principal and accrued and unpaid cash interest, if any, in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

      (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

    Section 6.10  Priorities.  If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

    FIRST: to the Trustee for amounts due under Section 7.7;

    SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal or accrued and unpaid cash interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

    THIRD: the balance, if any, to the Company.

    The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

    Section 6.11  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount at maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

    Section 6.12  Waiver of Stay, Extension or Usury Laws.  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive it from paying all or any portion of the principal in respect of the Securities, or any accrued and unpaid cash interest on such amount, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

    Section 7.1  Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    (b) Except during the continuance of an Event of Default:

       (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

       (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

    (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

    (f)  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

    Section 7.2  Rights of Trustee.  Subject to its duties and responsibilities under the TIA,

      (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (2) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

      (3) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (4) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

      (5) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

      (7) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

      (8) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

      (9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

      (10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

      (11) the Trustee may request that the Company or a Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

    Section 7.3  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

    Section 7.4  Trustee's Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees, shall not be accountable for the Company's use or application of the proceeds from the Securities, and shall not be responsible for any statement in the registration statement for the Securities and the Guarantees under the Securities Act, in any offering document for the Securities and the Guarantees, or in the Indenture, the Securities (other than its certificate of authentication) or the Guarantees, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

    Section 7.5  Notice of Defaults.  If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

    Section 7.6  Reports by Trustee to Holders.  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

    A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

    Section 7.7  Compensation and Indemnity.  The Company agrees:

    (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

    (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

    (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys' fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

    To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal and accrued and unpaid cash interest, if any, with respect to particular Securities.

    The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(5) or (6), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or similar law now or hereinafter in effect.

    Section 7.8  Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

    (1) the Trustee fails to comply with Section 7.10;

    (2) the Trustee is adjudged bankrupt or insolvent;

    (3) a receiver or public officer takes charge of the Trustee or its property; or

    (4) the Trustee otherwise becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    Section 7.9  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

    Section 7.10  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

    Section 7.11  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

    Section 8.1  Termination of Company's Obligations.  (a) The Company may terminate all of its obligations under this Indenture if:

       (i) (A) the Securities mature within one year or all of them are to be called for redemption (and the Securities are redeemable) within one year and arrangements satisfactory to the Trustee are made with respect to the giving of the notice of redemption; and

      (B) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, (i) the principal of and accrued and unpaid cash interest on the Securities payable at Stated Maturity or (ii) the Redemption Price in respect of the Securities, as the case may be; or

      (ii) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.4) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

    After a termination of the Company's obligations in accordance with this Section 8.1(a), the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.1(c).

    In order to have money available on a payment date to pay principal of and accrued and unpaid cash interest on, or the Redemption Price of, all of the Securities, as the case may be, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

    "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

    (b) Subject to Section 8.1(c) and Section 8.2, the Company at any time may terminate (i) all of the obligations of the Company and the Guarantors under the Securities, the Guarantees and this Indenture ("legal defeasance"); or (ii) the Company's obligations under Section 4.2, Section 4.3, Section 4.4, Section 4.5 and Section 6.1(4) ("covenant defeasance"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

    If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(3).

    Upon satisfaction of the conditions set forth in Section 8.2 and at the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations of the Company terminated thereby.

    (c) However, the obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 4.1, 4.6, 7.7 and 7.8 and in this Article VIII and Article X shall survive until the Securities are no longer outstanding and have been paid in full. Thereafter the obligations in Sections 7.7, 8.4 and 8.5 shall survive.

    Section 8.2 Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

       (i) with reference to this Section 8.2, the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities, for payment of the principal of and accrued and unpaid cash interest on the Securities, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment, assuming that the maximum accretion rate (and corresponding computations of the Accretion Value) or the maximum cash interest rate to which the Securities may be reset pursuant to all remaining Rate Resets will be in effect to Stated Maturity, and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued and unpaid cash interest on the outstanding Securities to Stated Maturity (irrevocably provided for under arrangements satisfactory to the Trustee);

      (ii) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

      (iii) no Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

      (iv) the Company shall have delivered to the Trustee an Opinion of Counsel that (1) the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.2 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Securities have a valid security interest in the trust funds; and

      (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent herein provided relating to the defeasance contemplated by this Section 8.2 have been complied with.

    In the case of legal defeasance, the Opinion of Counsel referred to in clause (iv)(1) above must confirm that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that, and based thereon, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance.

    Section 8.3 Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and accrued and unpaid cash interest on, or the Redemption Price of, all of the Securities, as the case may be.

    Section 8.4 Repayment to the Company.  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

    Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or accrued and unpaid interest, or the Redemption Price in respect of all the Securities, as the case may be, that remains unclaimed for two years; provided that, before being required to make any such repayment, the Trustee or such Paying Agent shall, if the Company so requests and at the expense of the Company, cause to be published once a week for two successive weeks, in each case on any day of the week, in an authorized newspaper in the Borough of Manhattan, The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee or Paying Agent) that said monies remain unclaimed and that, after a date named therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of said monies then remaining shall be returned to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

    Section 8.5 Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee and each Securityholder against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

    Section 8.6 Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this

Indenture, and the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with this Article VIII; provided that if the Company or any Guarantor has made any payment of cash interest on or principal of, or the Redemption Price of, any Securities, as the case may be, because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

    Section 9.1 Without Consent of Holders  The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Guarantees without the consent of any Securityholder:

    (1) to cure any ambiguity, defect or inconsistency herein or in the Securities that does not materially adversely affect the rights of any Securityholders;

    (2) to comply with Section 5.1;

    (3) to make any change that does not materially adversely affect the rights of any Securityholder;

    (4) to make provision with respect to the conversion rights of Securityholders pursuant to the requirements of Section 10.14;

    (5) to add or remove a Guarantee in accordance with the terms of this Indenture or to delete the first sentence of Section 11.4(a) providing for the release of the Guarantees; or

    (6) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

    Section 9.2 With Consent of Holders  The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Securities, and the Holders of a majority in aggregate principal amount at maturity of the Securities may waive compliance by the Company or the Guarantors with any provision of this Indenture, the Securities or the Guarantees. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:

    (1) change the Stated Maturity of any Security or adversely affect the right of a Holder to convert any Security;

    (2) reduce the principal amount at maturity, Restated Principal Amount, Issue Price, Redemption Price, Purchase Price or Change of Control Purchase Price of, or alter the manner or rate of accretion or accrual of cash interest (or extend the time for payment of interest) on any Security;

    (3) change the currency for payment in respect of any Security;

    (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

    (5) reduce the principal amount at maturity of Securities whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance hereunder;

    (6) make any change in Section 6.4, 6.7 or this 9.2 (second sentence);

    (7) make any change in any Guarantee or Article XI of this Indenture that would adversely affect the Holders or release any Guarantor from its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

    (8) make any change in the ranking or priority of any Security or any Guarantee.

    It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

    After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement.

    Section 9.3 Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

    Section 9.4 Revocation and Effect of Consents, Waivers and Actions.  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

    Section 9.5 Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

    Section 9.6 Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

    Section 9.7 Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSION

    Section 10.1 Conversion Privilege.  A Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in Section 7 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount at maturity thereof (subject to upward adjustment in the event of a Rate Reset) (the "Conversion Rate") shall be that set forth in Section 7 in the Securities, subject to adjustment as herein set forth.

    A Holder may convert a portion of the principal amount at maturity of a Security if the portion converted is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

    Section 10.2 Conversion Procedure  To convert a Security a Holder must satisfy the requirements in Section 7 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

    As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 10.3. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

    No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article X. On conversion of a Security, no accrued and unpaid cash interest, if any, or amounts reflecting accretion of the Securities included in the Accreted Value or the Restated Principal Amount (as the case may be), of the Securities, in each case through the Conversion Date, shall be payable with respect to the converted Security and no such cash interest or amounts reflecting accretion of the Securities shall be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the Accreted Value or Restated Principal Amount (as the case may be) of the Security being converted pursuant to the provisions hereof. The Company shall not adjust the conversion ratio to account for accrued and unpaid cash interest, if any, or for amounts reflecting accretion of the Securities included in the Accreted Value or Restated Principal Amount (as the case may be). If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Accreted Value or Restated Principal Amount (as the case may be) of the Securities converted.

    If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding Business Day.

    Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount at maturity to the unconverted portion of the Security surrendered.

    If a Holder surrenders a Security for conversion during the period after any record date and prior to the corresponding Interest Payment Date, such Holder shall pay to the Company an amount equal to the cash interest payable on such Interest Payment Date on such Security; provided that if such Security (or any portion thereof) shall have been called for redemption on a Redemption Date occurring during such period or on such Interest Payment Date, such Holder shall not be required to make such payment to the Company.

    Section 10.3 Fractional Shares.  Securityholders shall not receive a fractional share upon conversion of a Security. Instead, the Holder shall receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Closing Sales Price, on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

    Section 10.4 Taxes on Conversion.  If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

    Section 10.5 Company to Provide Stock.  The Company shall, prior to issuance of any Securities under this Article X, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

    All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

    Section 10.6 Adjustment for Change in Capital Stock.  If, after the Issue Date of the Securities, the Company:

      (1) pays a dividend or makes another distribution on the Common Stock payable exclusively in shares of Common Stock;

      (2) subdivides the outstanding shares of Common Stock into a greater number of shares;

      (3) combines the outstanding shares of Common Stock into a smaller number of shares;

      (4) pays a dividend or makes a distribution on the Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

      (5) issues by reclassification of the Common Stock any shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

    The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

    If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this Article X.

    Section 10.7 Adjustment for Rights Issue.  If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of shares of its Common Stock entitling them, for a period within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Average Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

R'=	R ×	(O + N) (O + (N × P)/M)

    where:

    R' = the adjusted Conversion Rate.

    R = the current Conversion Rate.

    O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.7 is being applied.

    N = the number of additional shares of Common Stock offered pursuant to the distribution.

    P = the offering price per share of the additional shares.

    M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the

      (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution, and

      (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.8 distribution.

    The Board of Directors of the Company shall determine fair market values for the purposes of this Section 10.7, except as Section 10.8 otherwise provides in the case of a Spin-off.

    "Average Sale Price" means the average of the Closing Sales Prices of the shares of Common Stock for the shorter of

       (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

      (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

      (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.6(4), 10.7 or 10.8 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

    In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.6(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding paragraph, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Sales Price of the shares of Common Stock during such period.

    "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which this Section 10.7 or Section 10.8 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on a national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

    The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

    No adjustment shall be made under this Section 10.7 if the application of the formula stated above in this Section 10.7 would result in a value of R' that is equal to or less than the value of R.

    Section 10.8 Adjustment for Other Distributions.  If, after the Issue Date of the Securities, the Company distributes to all holders of its shares of Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.6 and distributions of rights, warrants or options referred to in Section 10.7 and (y) cash dividends or other cash distributions that are paid out of current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8, in accordance with the formula:

R' =	R × M (M-F)

where:

    R' = the adjusted Conversion Rate.

    R = the current Conversion Rate.

    M = the Average Sale Price, minus, in the case of a distribution to which Section 10.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.8 applies, the fair market value (on the record date for the distribution to which this Section 10.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution.

    F = the fair market value (on the record date for the distribution to which this Section 10.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

    In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate shall be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 10.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Closing Sales Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the average of the Closing Sales Prices shall mean the average Closing Sales Prices for the Common Stock for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price shall mean the Closing Sales Price for the Common Stock on the same trading day.

    The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

    For purposes of this Section 10.8, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the shares of Common Stock the amount of which, together with the aggregate amount of cash dividends on the shares of Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following paragraph. For purposes of the following paragraph, the "Measurement Period" with respect to a cash dividend on the shares of Common Stock shall mean the 365 consecutive-day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the shares of Common Stock shall mean the cash dividends on the shares of Common Stock with Ex-Dividend Times occurring in the Measurement Period.

    If, upon the date prior to the Ex-Dividend Time with respect a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Closing Sales Price of the shares of Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.8, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 10.8.

    In making the determinations required by the preceding paragraph, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in the preceding paragraph, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.6.

    In the event that, with respect to any distribution to which this Section 10.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 10.8 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

    Section 10.9 When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

    All calculations under this Article X shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

    Section 10.10 When No Adjustment Required.  If the Company adopts a stockholders rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of the Security at any time prior to the distribution of separate certificates representing the rights shall be entitled to receive the rights, no adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights.

    No adjustment need be made for a transaction referred to in 10.6, 10.7, 10.8 or 10.14 if Holders of the Securities may participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction. No adjustment need be made for rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends.

    No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

    To the extent the Securities become convertible pursuant to this Article X in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

    Section 10.11  Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any

Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

    Section 10.12  Voluntary Increase.  The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.6, 10.7 or 10.8.

    Section 10.13  Notice of Certain Transactions.  If:

      (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.6, 10.7 or 10.8 (unless no adjustment is to occur pursuant to Section 10.10); or

      (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

      (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

    Section 10.14  Reorganization of Company; Special Distributions.  If the Company is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

    The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

    If this Section applies, neither Section 10.6 nor 10.7 applies.

    If the Company makes a distribution to all holders of its shares of Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.8, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution.

    Section 10.15  Company Determination Final.  Any determination that the Company or the Board of Directors of the Company must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.9, 10.10, 10.14 or 10.17 is conclusive, absent manifest error.

    Section 10.16  Trustee's Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

    Section 10.17  Simultaneous Adjustments.  In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.6(4), 10.7 or 10.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8 and, third, the provisions of Section 10.7.

    Section 10.18  Successive Adjustments.  After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

ARTICLE XI

GUARANTEES

    Section 11.1  Guarantees.  Subject to Section 11.5, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, and accrued and unpaid cash interest (including any Additional Interest) on, the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on overdue principal, interest on any accrued and unpaid cash interest, if any, and interest on any Additional Interest, if any, on the Securities, and all other payment Obligations of the Company to the Holders or all other Obligations of the Company to the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors shall be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, the release of any Guarantee of any other Guarantor or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor as provided in Section 11.5 so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantees or this Indenture.

    Section 11.2  Execution and Delivery of Guarantees.  (a) To evidence its Guarantee, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit C shall be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer (in each case, whom shall have been duly authorized by all requisite corporate or other actions) of such Guarantor.

    (b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

    (c) If an Officer whose signature is on this Indenture or on any Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed, such Guarantee shall be valid nevertheless.

    (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

    (e) In the event that the Company designates, creates or acquires any new Restricted Subsidiary subsequent to the date of this Indenture or any other Subsidiary is required to deliver a Guarantee in accordance with Section 4.3, the Company shall cause such Subsidiary to execute a supplement to this Indenture substantially in the form of Exhibit D in accordance with Section 4.3 and this Article XI, to the extent applicable.

    Section 11.3  Guarantors May Consolidate, Etc., on Certain Terms.  Nothing contained in this Indenture or in any of the Securities shall prevent the consolidation or merger of a Guarantor with or into the Company or another Guarantor or any sale or other disposition of all or substantially all of the assets or Capital Stock of any Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, sale or disposition, the Guarantee given by such Guarantor shall no longer have any force or effect.

    Section 11.4  Release of Guarantees.  (a) Upon the release of all payment obligations of any Guarantor relating to any existing or future Indebtedness under one or more Credit Facilities of the Company, such Subsidiary or any other Restricted Subsidiary, such Guarantor shall be automatically released and relieved of any obligations under this Indenture and its Guarantee. In the event such Guarantor subsequently incurs or guarantees any Indebtedness under one or more Credit Facilities, the

Company shall cause such released Guarantor to unconditionally guarantee all Obligations under the Securities and this Indenture on the terms set forth in Section 4.3.

    (b) In the event of a sale or other disposition of all or substantially all of the assets or Capital Stock (whether by consolidation, merger, stock purchase, asset sale or otherwise) of any Guarantor, in each case, to a person other than the Company or to a person that is not (either before or after giving effect to such transaction) a Subsidiary, then such Guarantor shall be automatically released and relieved of any obligations under this Indenture and its Guarantee; provided that the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after, and taking into account, that sale or disposition, no Default or Event of Default shall have occurred and be continuing under this Indenture; and provided, further, that a termination shall only occur to the extent that all obligations of that Guarantor in respect of any Indebtedness under all Credit Facilities of the Company or any of the Restricted Subsidiaries, and under all of that Guarantor's pledges of assets or other security interests which secured Indebtedness under any Credit Facilities of the Company or any of the Restricted Subsidiaries, shall also terminate upon such sale or disposition.

    (c) Upon the proper designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor shall be automatically released and relieved of any obligations under this Indenture and its Guarantee.

    (d) In the event the Company effects a discharge of this Indenture or a legal defeasance or a covenant defeasance in accordance with Article VIII, each Guarantor shall be released and relieved of any obligations under this Indenture and its Guarantee.

    (e) Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of any of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of the principal of, and accrued and unpaid cash interest (including any Additional Interest) on, the Securities and for the other obligations of such Guarantor under this Indenture as provided in this Article XI.

    Section 11.5  Limitation on Guarantor Liability; Contribution.  (a) For purposes of this Indenture, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and this Indenture and (ii) the maximum amount that shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction; provided that, it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors as set forth below, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

    (b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Securities or any other Guarantor's obligations with respect to its Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary in respect of the obligations of such Guarantor under its Guarantee), but excluding liabilities under the Guarantee of such Guarantor at such date and (ii) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

    Section 11.6  Waiver of Subrogation.  Until all guaranteed Obligations under this Indenture are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

    Section 11.7  No Suspension of Remedies.  Nothing contained in this Article XI shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law.

    Section 11.8  Obligations Reinstated.  Except as provided in Section 11.4, the obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

    Section 11.9  No Obligation to Take Action Against the Company.  Neither the Trustee nor any other person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under this Indenture or against the Company or any other person or any property of the Company or any other person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

    Section 11.10 Dealing with the Company and Others.  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

      (1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

      (2) take or abstain from taking any action in obtaining security or collateral from the Company or in perfecting a security interest in any security or collateral of the Company;

      (3) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

      (4) accept compromises or arrangements from the Company;

      (5) apply all monies at any time received from the Company or from any security upon such part of the obligations under this Indenture as the Holders may see fit or change any such application in whole or part from time to time as the Holders may see fit; and

      (6) otherwise deal with, or waive or modify their right to deal with, the Company and all other persons and any security as the Holders or the Trustee may see fit.

ARTICLE XII

MISCELLANEOUS

    Section 12.1  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

    Section 12.2  Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

    if to the Company or the Guarantors:

    Best Buy Co., Inc..
    7075 Flying Cloud Drive
    Eden Prairie, Minnesota 55344
    Attn: Treasury Department
    Facsimile No.: (952) 996-4180

    if to the Trustee:

    Wells Fargo Bank Minnesota, National Association
    Sixth Street and Marquette Avenue
    Minneapolis, Minnesota 55479

    Telephone No.: (612) 316-4305
    Facsimile No.: (612) 667-2160
    Attention: Corporate Trust Services

    The Company, the Guarantors or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

    Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

    If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

    Section 12.3  Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

    Section 12.4  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

      (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

    Section 12.5  Statements Required in Certificate or Opinion.  Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

      (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

      (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

    Section 12.6  Separability Clause.  In case any provision in this Indenture, in the Securities or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    Section 12.7  Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

    Section 12.8  GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE GUARANTEES.

    Section 12.9  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or any obligations of such Guarantor under its Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities and the Guarantees.

    Section 12.10  Successors.  All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

    Section 12.11  Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

    IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

BEST BUY CO., INC.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer and Chief Financial Officer
BBC INSURANCE AGENCY, INC., as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer and Chief Financial Officer
BBC INVESTMENT CO., as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance and Treasurer
BBC PROPERTY CO., as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance and Treasurer
BEST BUY STORES, L.P., as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President

BEST BUY PURCHASING LLC, as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President
BESTBUY.COM, INC., as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer
BEST BUY CONCEPTS, INC., as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer
MAGNOLIA HI-FI, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President and Secretary
MUSICLAND STORES CORPORATION, as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President

THE MUSICLAND GROUP, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
MEDIA PLAY, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
MG FINANCING SERVICES, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
MLG INTERNET, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
MUSICLAND RETAIL, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President

ON CUE, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
REQUEST MEDIA, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
SUNCOAST GROUP, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
SUNCOAST MOTION PICTURE COMPANY, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
SUNCOAST RETAIL, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President

TMG CARIBBEAN, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
TMG-VIRGIN ISLANDS, INC., as Guarantor
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
REDLINE ENTERTAINMENT, INC., as Guarantor
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
By:	/s/ MICHAEL T. LECHNER

	Name:	Michael T. Lechner
	Title:	Corporate Trust Officer

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

    THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS § 1.1275-4(b). AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, BEST BUY CO., INC. (THE "COMPANY") HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION 4.8 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

    THIS SECURITY (OR ITS PREDECESSOR) AND THE RELATED GUARANTEES WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE RELATED GUARANTEES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

    THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY, THE RELATED GUARANTEES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF SHALL NOT, DIRECTLY OR

INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

    THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

    The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

A–1–2

BEST BUY CO., INC.

CONVERTIBLE DEBENTURES DUE JUNE 27, 2021

No.	CUSIP:
Issue Date: June 27, 2001 Issue Price: $683.80 (for each $1,000 principal amount at maturity, subject to adjustment)

    BEST BUY CO., INC., a Minnesota corporation, promises to pay to Cede & Co. or registered assigns, the principal amount at maturity of [            ] ($[            ]) on June 27, 2021, subject to adjustment as provided herein.

    This Security shall accrete in value as specified on the other side of this Security. This Security shall also bear cash interest in the manner specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

    Additional provisions of this Security are set forth on the other side of this Security.

Dated:	BEST BUY CO., INC.
By:
Name: Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.
By:
Authorized Signatory

Dated:

A–1–3

[FORM OF REVERSE OF GLOBAL SECURITY]

Convertible Debentures due June 27, 2021

1. Accretion in Value and Cash Interest.

    Accretion and Reset; Cash Interest.  Except as provided in this Section 1, this Security shall not bear cash interest. This Security shall initially represent the Issue Price and shall accrete in value such that the initial yield to maturity shall be 2.75% per annum through the Stated Maturity. The accretion rate in effect with respect to this Security shall at any time equal the yield to maturity then in effect for this Security less the portion of the yield to maturity paid as cash interest pursuant to the following two paragraphs. The yield to maturity (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the additional cash interest rate) on this Security shall be reset on December 27, 2003, December 27, 2008 and December 27, 2013 (each, a "Reset Date") to a rate per annum equal to the Five-Year Treasury Rate minus 1.90% (a "Rate Reset"). In no event, however, shall the yield to maturity (or the additional cash interest rate, if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) be reset below 2.75% per annum or above 3.75% per annum. The principal amount of this Security at any time shall equal the Accreted Value (or, if the Company has elected to restate the principal amount of this Security and pay additional cash interest on this Security following the occurrence of a Tax Event, the Restated Principal Amount) of this Security.

    A portion of the yield to maturity of the Securities shall be payable as cash interest initially at a rate of 1.00% per annum on the Issue Price. Additional cash interest shall also be payable if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event as described below.

    If the yield to maturity of the Securities in effect at the beginning of a semi-annual period exceeds the initial yield to maturity of the Securities as a result of a Rate Reset, the Company shall pay a portion of such increased yield to maturity as cash interest on the Interest Payment Date (as defined below) at the end of such semi-annual period at a rate of up to 0.25% per annum on the Accreted Value of the Securities as of the beginning of such semi-annual period. The remaining portion of such increased yield to maturity shall accrete and shall be payable at Stated Maturity or on any Redemption Date, Purchase Date or Change of Control Purchase Date. If an increased yield to maturity in effect at any time as a result of a Rate Reset is reduced pursuant to a subsequent Rate Reset, such reduction shall be applied by, first, reducing the portion of such increased yield to maturity attributable to an increased accretion rate and, second, reducing the portion of such increased yield to maturity attributable to increased cash interest.

    Cash Interest and Accretion Computation and Method of Payment.  Any cash interest payable hereunder and any accretion in value of the Securities shall be computed based on a 360-day year of twelve 30-day months and semi-annual periods ending on June 27 and December 27 of each year. Cash interest (including any additional cash interest payable if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) shall be payable semi-annually in arrears on (but excluding) each June 27 and December 27 (each an "Interest Payment Date") through the Stated Maturity unless the Securities are earlier redeemed or otherwise repaid. Cash interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 27, 2001; provided that, if the Company elects to pay additional cash interest upon the occurrence of a Tax Event as of a date less than 60 days prior to any Interest Payment Date, the first payment of cash interest shall be made on the Interest Payment Date next succeeding such Interest Payment Date. The record date for the payment of cash interest to Holders shall be the close of business on June 12 and December 12 of each year (whether or not a Business Day); provided that

A–1–4

cash interest payable at Stated Maturity or upon redemption or purchase shall be payable to the person to whom principal is payable. The Company shall give notice to the Holders, no later than 15 days prior to each record date, of the amount of cash interest to be paid as of the next Interest Payment Date. Cash interest on the Securities shall be paid to registered holders of the Securities as of the record date.

    Tax Event.  From and after the date of the occurrence of a Tax Event, the Company will have the option to elect to pay additional cash interest on the Securities at a rate per annum equal to the yield to maturity in effect on the Option Exercise Date (as defined below) less the portion of the yield to maturity paid as cash interest, instead of accreting the value thereof. On the date of the Company's election to pay additional cash interest following a Tax Event (the "Option Exercise Date"), the principal amount of each Security shall be restated and shall equal the Accreted Value of such Security as of the Option Exercise Date plus accrued and unpaid cash interest up to but not including the Option Exercise Date (the "Restated Principal Amount"). Additional cash interest shall accrue on the Restated Principal Amount from the Option Exercise Date and shall be subject to a Rate Reset as described in the first paragraph of Section 1 above.

    A "Tax Event" means that the Company shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters to the effect that, on or after June 27, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or rules or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after June 27, 2001, there is more than an insubstantial risk that interest (including amounts reflecting accretion in value of the Securities included in the Accreted Value of the Securities and accrued and unpaid cash interest) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

2. Method of Payment.

    Pursuant to the terms and conditions of the Indenture, the Company shall make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of the Redemption Price, Purchase Price, Change of Control Purchase Price and principal of the Securities at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts, or by check payable in such money.

    If the principal hereof, including any principal or Accreted Value reflected in the Redemption Price, Purchase Price or Change of Control Purchase Price, as applicable, or any portion thereof is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price, Purchase Price, Change of Control Purchase Price or principal upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2.0% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

A–1–5

3. Paying Agent, Conversion Agent and Registrar.

    Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee"), shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture and Guarantees.

    The Company issued the Securities under an Indenture, dated as of June 27, 2001 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

    The Securities are general unsecured obligations of the Company limited to $440,000,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein (or $506,000,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein, if the Initial Purchasers exercise their over-allotment option granted under the Purchase Agreement). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

    Pursuant to Article XI of the Indenture, the Guarantors have unconditionally guaranteed to each Holder the Obligations of the Company under the Securities and the Indenture. If the Company designates, organizes or acquires a new Restricted Subsidiary subsequent to the date of the Indenture or in the other circumstances described in Section 4.3 of the Indenture, the Company shall cause such Subsidiary to provide a Guarantee in the manner set forth in said Section 4.3. The Guarantees are subject to release as and to the extent provided in Section 11.4 of the Indenture.

5. Redemption at the Option of the Company.

    The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after June 27, 2004 at a redemption price per Security equal to the Redemption Price. No sinking fund is provided for the Securities.

    Notice of redemption must be mailed at least 15 days, but not more than 60 days, before the Redemption Date to the Trustee and each Holder of Securities to be redeemed at the Holder's address as shown on the register kept by the Registrar.

    If the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, cash interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

    On and after the Redemption Date, cash interest shall cease to accrue on Securities or any portion of them called for redemption and such Securities or any portion thereof called for redemption shall cease to accrete in value; provided that funds in the requisite amount are paid or made available for payment on that date.

6. Purchase By the Company at the Option of the Holder.

    Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on June 27, 2004, June 27, 2009 and June 27, 2014 (each a "Purchase Date") at a purchase price per

A–1–6

Security equal to the Purchase Price (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

    The Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 3.7 of the Indenture.

    Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

    If cash or securities sufficient to pay the Purchase Price of a Security or portion thereof to be purchased as of the Purchase Date are deposited with the Paying Agent on the Business Day following the Purchase Date, then, immediately after the Purchase Date, such Security shall cease to be outstanding, the Security shall cease to accrete in value and cash interest on such Security shall cease to accrue, whether or not book-entry transfer is made or such Security is delivered to the Paying Agent. Thereafter, the Holder of such Security shall have no other rights other than the right to receive the Purchase Price upon surrender of such Security.

    If a Change of Control occurs, each Holder of Securities shall have the right, at the Holder's option, to require the Company to purchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) on the Change of Control Purchase Date selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a purchase price per Security equal to the Change of Control Purchase Price, which Change of Control Purchase Price shall be paid in cash.

    Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the thirtieth day after the occurrence of a Change of Control, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a Change of Control Company Notice describing, among other things, the occurrence of such Change of Control and of the purchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the purchase option, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Company Notice the Securities with respect to which the right is being exercised, which, in the case of Certificated Securities, must be duly endorsed for transfer to the Company.

    The term "Change of Control" shall mean either:

       (i) a report is filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 6 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy

A–1–7

  delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

      (ii) any share exchange, consolidation or merger of the Company is consummated pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

    Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

7. Conversion.

    A Holder may surrender Securities for conversion into shares of Common Stock on a Conversion Date if, as of such conversion date, the Closing Sales Price of the Common Stock for at least 20 trading days in the 30 day period ending on the trading day prior to the Conversion Date is more than the Applicable Percentage then in effect of the Accreted Conversion Price per share of Common Stock on such Conversion Date. The "Accreted Conversion Price" per share of Common Stock as of any day means the quotient of the Accreted Value of a Security divided by the Conversion Rate on that day. The "Applicable Percentage" means (a) for any date before June 27, 2021, the percentage set forth below opposite such date or opposite the pair of dates between which such date falls, as the case may be, and (b) for June 27, 2021 or any date thereafter, 110.0%.

From (and including	To (but excluding)	Applicable Percentage
June 27, 2001	June 27, 2002	120.0%
June 27, 2002	June 27, 2003	119.5
June 27, 2003	June 27, 2004	119.0
June 27, 2004	June 27, 2005	118.5
June 27, 2005	June 27, 2006	118.0
June 27, 2006	June 27, 2007	117.5
June 27, 2007	June 27, 2008	117.0
June 27, 2008	June 27, 2009	116.5
June 27, 2009	June 27, 2010	116.0
June 27, 2010	June 27, 2011	115.5
June 27, 2011	June 27, 2012	115.0
June 27, 2012	June 27, 2013	114.5
June 27, 2013	June 27, 2014	114.0
June 27, 2014	June 27, 2015	113.5
June 27, 2015	June 27, 2016	113.0
June 27, 2016	June 27, 2017	112.5
June 27, 2017	June 27, 2018	112.0
June 27, 2018	June 27, 2019	111.5
June 27, 2019	June 27, 2020	111.0
June 27, 2020	June 27, 2021	110.5

A–1–8

    A Holder may also surrender Securities for conversion into shares of Common Stock if at any time each of Moody's Investor Service, Inc. and Standard & Poor's Rating Services has downgraded the Company's senior long-term unsecured corporate credit rating to below Ba1 and BB+, respectively, for so long as such downgrades remain in effect.

    In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 5 of this Security, even if the foregoing provisions have not been satisfied, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately prior to the Redemption Date; provided that if the Company shall default in payment of the Redemption Price, a Holder may surrender Securities for conversion on or after the related Redemption Date.

    In the event that the Company declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the current Market Price of the Common Stock as of the trading day immediately prior to the date of declaration, a Holder may surrender Securities for conversion beginning on the date the Company gives notice to such Holder of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and such Holder may surrender such Securities for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution shall not take place.

    Finally, in the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets or a merger which reclassifies or changes its Common Stock pursuant to which the Common Stock would be converted into cash, securities or other assets as set forth in Section 10.14 of the Indenture, a Holder may surrender Securities for conversion at any time from or after the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction (assuming, in a case in which the Company's stockholders may exercise rights of election, that a Holder of Securities would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

    Upon conversion, no payment or adjustment for accrued and unpaid cash interest on or accretion in value of a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 1 of this Security) or for dividends or distributions on the Common Stock shall be made.

    A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be not converted.

    The Conversion Rate is initially 7.8714 shares of Common Stock per Security, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion shall receive cash in lieu of any fractional shares of Common Stock.

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    To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a person other than the Holder thereof. A Holder may convert a portion of a Security if the portion is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount).

    The Conversion Rate shall be adjusted for dividends or distributions on shares of Common Stock payable in shares of Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase shares of Common Stock for a period expiring within 60 days at less than the Average Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

    If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Common Stock, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

8. Conversion Arrangement.

    The Company has the option to designate a financial institution to which Securities surrendered for conversion by a Holder of Securities shall be initially offered by the Conversion Agent for exchange in lieu of the Company's converting the Securities. When a Holder surrenders Securities for conversion, the Conversion Agent shall cause the Securities first to be offered to a financial institution chosen by the Company for exchange lieu of conversion. The Company expects that when the Securities are convertible, the designated institution shall submit to the Conversion Agent a non-binding offer to accept Securities surrendered for conversion. In order to accept Securities surrendered for conversion, the designated institution must agree to exchange for such Securities a number of shares of Common Stock equal to the number of such shares the Holder of such Securities would receive upon conversion, plus cash for any fractional shares. If the institution accepts any such Securities, it shall deliver the appropriate number of shares of Common Stock to the Conversion Agent and the Conversion Agent shall deliver those shares to the Holder who surrendered the Securities. The designation of an institution to which Securities may be submitted for exchange does not require the institution to accept any Securities from the Conversion Agent. If the designated institution declines to accept any Securities in whole or in part, those Securities or parts of Securities shall be converted into shares of Common Stock as the close of business on the Business Day following the Business Day on which the Securities are surrendered for conversion. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related common shares, the Securities shall be converted and the shares of Common Stock shall be delivered. Any Securities accepted for exchange by the designated institution shall remain outstanding.

9. Denominations, Transfer, Exchange.

    The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) and integral multiples of $1,000 (or such increased amount). A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish

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appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10. Amendment, Supplement, Waiver.

    Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Securities, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, to make any change that does not materially adversely affect the rights of any Securityholder, or to add or remove a Guarantee in accordance with the terms of the Indenture.

11. Defaults and Remedies.

    An Event of Default is default in the payment by the Company or any Guarantor of accrued and unpaid cash interest (including Additional Interest and any additional cash interest payable after any election by the Company to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event) on the Securities continued for 30 days, default by the Company or any Guarantor, as the case may be, in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) of the Securities or in the payment of any amount due on a Guarantee when due and payable, default in payment of the Redemption Price to be paid upon a redemption at the option of the Company pursuant to Section 5 of this Security or the Purchase Price or Change of Control Purchase Price to be paid upon a redemption at the option of the Holder pursuant to Section 6 of this Security; failure by the Company or any Guarantor for 90 days after certain notice to it to comply with any of its other agreements in the Indenture; default in the payment of Indebtedness of the Company or any Guarantor if such payment exceeds $50,000,000 and such default results in acceleration of such indebtedness; acceleration of payments with respect to Indebtedness of the Company or any Guarantor in excess of $50,000,000; any Guarantee shall be held to be unenforceable or invalid or shall cease to be in full force and effect; and certain events of bankruptcy or insolvency with respect to the Company or any Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Securities may declare an amount equal to the Accreted Value of the Securities (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) plus accrued and unpaid cash interest in respect of the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being immediately due and payable upon the occurrence of such Events of Default.

    Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest following the occurrence of a Tax Event, the Restated Principal Amount) or accrued and unpaid interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

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12. Trustee Dealings With Company.

    Wells Fargo Bank Minnesota, National Association, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13. No Recourse Against Others.

    A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any such Guarantor (as the case may be) under the Securities, the Guarantees or the Indenture (as applicable) or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and the Guarantees.

14. Authentication.

    This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

15. Abbreviations.

    Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers.

    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17. Governing Law.

    The laws of the State of New York shall govern the Indenture, the Securities and the Guarantees.

18. Registration Rights.

    The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of June 27, 2001, among the Company, the Guarantors and Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers, including the receipt of Additional Interest upon a registration default (as defined in such agreement).

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    The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Best Buy Co. Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Attn: Treasury Department

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CONVERSION NOTICE

To Best Buy Co., Inc. (the "Company"):

    The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such corresponding increased amount) below designated, into shares of Best Buy Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any cash in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

    To convert this Security into Common Stock of the Company, check the box: / /

    To convert only part of this Security, state the amount (must be $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or any whole multiple of $1,000 (or such increased amount in the event of a Rate Reset): $

    If you want the stock certificate made out in another Person's name, fill in the form below:

(Insert other Person's social security or tax identification number)
(Print or type other Person's name, address and zip code)
Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

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ASSIGNMENT FORM

    To assign this Security or, in the event of conversion, shares of Best Buy Common Stock, fill in the form below:

    I or we assign and transfer this Security or,        shares of Best Buy Common Stock, to

(Insert assignee's social security or tax identification number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

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SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount at Maturity of Global Security:             ($            ).

Date	Amount of Increase in Principal Amount at Maturity of Global Security	Amount of Decrease in Principal Amount at Maturity of Global Security	Principal Amount at Maturity of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

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EXHIBIT A-2

[FORM OF FACE OF CERTIFICATED SECURITY]

    THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS § 1.1275-4(b). AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, BEST BUY CO., INC. (THE "COMPANY") HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION 4.8 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

    THIS SECURITY (OR ITS PREDECESSOR) AND THE RELATED GUARANTEES WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE RELATED GUARANTEES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

    THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY, THE RELATED GUARANTEES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

    The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

BEST BUY CO., INC.

CONVERTIBLE DEBENTURES DUE JUNE 27, 2021

No.	CUSIP:
Issue Date: June 27, 2001 Issue Price: $683.80 (for each $1,000 principal amount at maturity, subject to adjustment)

    BEST BUY CO., INC., a Minnesota corporation, promises to pay to              or registered assigns, the principal amount at maturity of [            ] ($[            ]) on June 27, 2021, subject to adjustment as provided herein.

    This Security shall accrete in value as specified on the other side of this Security. This Security shall also bear cash interest in the manner specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

    Additional provisions of this Security are set forth on the other side of this Security.

Dated:	BEST BUY CO., INC.
By:
Name: Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.
By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF GLOBAL SECURITY]
Convertible Debentures due June 27, 2021

1. Accretion in Value and Cash Interest.

    Accretion and Reset; Cash Interest.  Except as provided in this Section 1, this Security shall not bear cash interest. This Security shall initially represent the Issue Price and shall accrete in value such that the initial yield to maturity shall be 2.75% per annum through the Stated Maturity. The accretion rate in effect with respect to this Security shall at any time equal the yield to maturity then in effect for this Security less the portion of the yield to maturity paid as cash interest pursuant to the following two paragraphs. The yield to maturity (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the additional cash interest rate) on this Security shall be reset on December 27, 2003, December 27, 2008 and December 27, 2013 (each, a "Reset Date") to a rate per annum equal to the Five-Year Treasury Rate minus 1.90% (a "Rate Reset"). In no event, however, shall the yield to maturity (or the additional cash interest rate, if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) be reset below 2.75% per annum or above 3.75% per annum. The principal amount of this Security at any time shall equal the Accreted Value (or, if the Company has elected to restate the principal amount of this Security and pay additional cash interest on this Security following the occurrence of a Tax Event, the Restated Principal Amount) of this Security.

    A portion of the yield to maturity of the Securities shall be payable as cash interest initially at a rate of 1.00% per annum on the Issue Price. Additional cash interest shall also be payable if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event as described below.

    If the yield to maturity of the Securities in effect at the beginning of a semi-annual period exceeds the initial yield to maturity of the Securities as a result of a Rate Reset, the Company shall pay a portion of such increased yield to maturity as cash interest on the Interest Payment Date (as defined below) at the end of such semi-annual period at a rate of up to 0.25% per annum on the Accreted Value of the Securities as of the beginning of such semi-annual period. The remaining portion of such increased yield to maturity shall accrete and shall be payable at Stated Maturity or on any Redemption Date, Purchase Date or Change of Control Purchase Date. If an increased yield to maturity in effect at any time as a result of a Rate Reset is reduced pursuant to a subsequent Rate Reset, such reduction shall be applied by, first, reducing the portion of such increased yield to maturity attributable to an increased accretion rate and, second, reducing the portion of such increased yield to maturity attributable to increased cash interest.

    Cash Interest and Accretion Computation and Method of Payment.  Any cash interest payable hereunder and any accretion in value of the Securities shall be computed based on a 360-day year of twelve 30-day months and semi-annual periods ending on June 27 and December 27 of each year. Cash interest (including any additional cash interest payable if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) shall be payable semi-annually in arrears on (but excluding) each June 27 and December 27 (each an "Interest Payment Date") through the Stated Maturity unless the Securities are earlier redeemed or otherwise repaid. Cash interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 27, 2001; provided that, if the Company elects to pay additional cash interest upon the occurrence of a Tax Event as of a date less than 60 days prior to any Interest Payment Date, the first payment of cash interest shall be made on the Interest Payment Date next succeeding such Interest Payment Date. The record date for the payment of cash interest to Holders shall be the close of business on June 12 and December 12 of each year (whether or not a Business Day); provided that

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cash interest payable at Stated Maturity or upon redemption or purchase shall be payable to the person to whom principal is payable. The Company shall give notice to the Holders, no later than 15 days prior to each record date, of the amount of cash interest to be paid as of the next Interest Payment Date. Cash interest on the Securities shall be paid to registered holders of the Securities as of the record date.

    Tax Event.  From and after the date of the occurrence of a Tax Event, the Company will have the option to elect to pay additional cash interest on the Securities at a rate per annum equal to the yield to maturity in effect on the Option Exercise Date (as defined below) less the portion of the yield to maturity paid as cash interest, instead of accreting the value thereof. On the date of the Company's election to pay additional cash interest following a Tax Event (the "Option Exercise Date"), the principal amount of each Security shall be restated and shall equal the Accreted Value of such Security as of the Option Exercise Date plus accrued and unpaid cash interest up to but not including the Option Exercise Date (the "Restated Principal Amount"). Additional cash interest shall accrue on the Restated Principal Amount from the Option Exercise Date and shall be subject to a Rate Reset as described in the first paragraph of Section 1 above.

    A "Tax Event" means that the Company shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters to the effect that, on or after June 27, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or rules or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after June 27, 2001, there is more than an insubstantial risk that interest (including amounts reflecting accretion in value of the Securities included in the Accreted Value of the Securities and accrued and unpaid cash interest) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

2. Method of Payment.

    Pursuant to the terms and conditions of the Indenture, the Company shall make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of the Redemption Price, Purchase Price, Change of Control Purchase Price and principal of the Securities at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts, or by check payable in such money.

    If the principal hereof, including any principal or Accreted Value reflected in the Redemption Price, Purchase Price or Change of Control Purchase Price, as applicable, or any portion thereof is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price, Purchase Price, Change of Control Purchase Price or principal upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2.0% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

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3. Paying Agent, Conversion Agent and Registrar.

    Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee"), shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture and Guarantees.

    The Company issued the Securities under an Indenture, dated as of June 27, 2001 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

    The Securities are general unsecured obligations of the Company limited to      $440,000,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein (or $506,000,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein, if the Initial Purchasers exercise their over-allotment option granted under the Purchase Agreement). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

    Pursuant to Article XI of the Indenture, the Guarantors have unconditionally guaranteed to each Holder the Obligations of the Company under the Securities and the Indenture. If the Company designates, organizes or acquires a new Restricted Subsidiary subsequent to the date of the Indenture or in the other circumstances described in Section 4.3 of the Indenture, the Company shall cause such Subsidiary to provide a Guarantee in the manner set forth in said Section 4.3. The Guarantees are subject to release as and to the extent provided in Section 11.4 of the Indenture.

5. Redemption at the Option of the Company.

    The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after June 27, 2004 at a redemption price per Security equal to the Redemption Price. No sinking fund is provided for the Securities.

    Notice of redemption must be mailed at least 15 days, but not more than 60 days, before the Redemption Date to the Trustee and each Holder of Securities to be redeemed at the Holder's address as shown on the register kept by the Registrar.

    If the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, cash interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

    On and after the Redemption Date, cash interest shall cease to accrue on Securities or any portion of them called for redemption and such Securities or any portion thereof called for redemption shall cease to accrete in value; provided that funds in the requisite amount are paid or made available for payment on that date.

6. Purchase By the Company at the Option of the Holder.

    Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on June 27, 2004, June 27, 2009 and June 27, 2014 (each a "Purchase Date") at a purchase price per

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Security equal to the Purchase Price (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

    The Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 3.7 of the Indenture.

    Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

    If cash or securities sufficient to pay the Purchase Price of a Security or portion thereof to be purchased as of the Purchase Date are deposited with the Paying Agent on the Business Day following the Purchase Date, then, immediately after the Purchase Date, such Security shall cease to be outstanding, the Security shall cease to accrete in value and cash interest on such Security shall cease to accrue, whether or not book-entry transfer is made or such Security is delivered to the Paying Agent. Thereafter, the Holder of such Security shall have no other rights other than the right to receive the Purchase Price upon surrender of such Security.

    If a Change of Control occurs, each Holder of Securities shall have the right, at the Holder's option, to require the Company to purchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) on the Change of Control Purchase Date selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a purchase price per Security equal to the Change of Control Purchase Price, which Change of Control Purchase Price shall be paid in cash.

    Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the thirtieth day after the occurrence of a Change of Control, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a Change of Control Company Notice describing, among other things, the occurrence of such Change of Control and of the purchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the purchase option, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Company Notice the Securities with respect to which the right is being exercised, which, in the case of Certificated Securities, must be duly endorsed for transfer to the Company.

    The term "Change of Control" shall mean either:

      (ii) a report is filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 6 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy

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  delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

      (ii) any share exchange, consolidation or merger of the Company is consummated pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

    Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

7. Conversion.

    A Holder may surrender Securities for conversion into shares of Common Stock on a Conversion Date if, as of such conversion date, the Closing Sales Price of the Common Stock for at least 20 trading days in the 30 day period ending on the trading day prior to the Conversion Date is more than the Applicable Percentage then in effect of the Accreted Conversion Price per share of Common Stock on such Conversion Date. The "Accreted Conversion Price" per share of Common Stock as of any day means the quotient of the Accreted Value of a Security divided by the Conversion Rate on that day. The "Applicable Percentage" means (a) for any date before June 27, 2021, the percentage set forth below opposite such date or opposite the pair of dates between which such date falls, as the case may be, and (b) for June 27, 2021 or any date thereafter, 110.0%.

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From (and including	To (but excluding)	Applicable Percentage
June 27, 2001	June 27, 2002	120.0%
June 27, 2002	June 27, 2003	119.5
June 27, 2003	June 27, 2004	119.0
June 27, 2004	June 27, 2005	118.5
June 27, 2005	June 27, 2006	118.0
June 27, 2006	June 27, 2007	117.5
June 27, 2007	June 27, 2008	117.0
June 27, 2008	June 27, 2009	116.5
June 27, 2009	June 27, 2010	116.0
June 27, 2010	June 27, 2011	115.5
June 27, 2011	June 27, 2012	115.0
June 27, 2012	June 27, 2013	114.5
June 27, 2013	June 27, 2014	114.0
June 27, 2014	June 27, 2015	113.5
June 27, 2015	June 27, 2016	113.0
June 27, 2016	June 27, 2017	112.5
June 27, 2017	June 27, 2018	112.0
June 27, 2018	June 27, 2019	111.5
June 27, 2019	June 27, 2020	111.0
June 27, 2020	June 27, 2021	110.5

    A Holder may also surrender Securities for conversion into shares of Common Stock if at any time each of Moody's Investor Service, Inc. and Standard & Poor's Rating Services has downgraded the Company's senior long-term unsecured corporate credit rating to below Ba1 and BB+, respectively, for so long as such downgrades remain in effect.

    In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 5 of this Security, even if the foregoing provisions have not been satisfied, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately prior to the Redemption Date; provided that if the Company shall default in payment of the Redemption Price, a Holder may surrender Securities for conversion on or after the related Redemption Date.

    In the event that the Company declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the current Market Price of the Common Stock as of the trading day immediately prior to the date of declaration, a Holder may surrender Securities for conversion beginning on the date the Company gives notice to such Holder of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and such Holder may surrender such Securities for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution shall not take place.

    Finally, in the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets or a merger which reclassifies or changes its Common Stock pursuant to which the Common Stock would be converted into cash, securities or other assets as set forth in Section 10.14 of the Indenture, a Holder may surrender Securities for conversion at any time from or after the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction (assuming, in a case in which the Company's stockholders may exercise rights of election, that a Holder of Securities would not have exercised any rights of election as to the stock,

A–2–8

other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

    Upon conversion, no payment or adjustment for accrued and unpaid cash interest on or accretion in value of a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 1 of this Security) or for dividends or distributions on the Common Stock shall be made.

    A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be not converted.

    The Conversion Rate is initially 7.8714 shares of Common Stock per Security, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion shall receive cash in lieu of any fractional shares of Common Stock.

    To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a person other than the Holder thereof. A Holder may convert a portion of a Security if the portion is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount).

    The Conversion Rate shall be adjusted for dividends or distributions on shares of Common Stock payable in shares of Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase shares of Common Stock for a period expiring within 60 days at less than the Average Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

    If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Common Stock, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

A–2–9

8. Conversion Arrangement.

    The Company has the option to designate a financial institution to which Securities surrendered for conversion by a Holder of Securities shall be initially offered by the Conversion Agent for exchange in lieu of the Company's converting the Securities. When a Holder surrenders Securities for conversion, the Conversion Agent shall cause the Securities first to be offered to a financial institution chosen by the Company for exchange lieu of conversion. The Company expects that when the Securities are convertible, the designated institution shall submit to the Conversion Agent a non-binding offer to accept Securities surrendered for conversion. In order to accept Securities surrendered for conversion, the designated institution must agree to exchange for such Securities a number of shares of Common Stock equal to the number of such shares the Holder of such Securities would receive upon conversion, plus cash for any fractional shares. If the institution accepts any such Securities, it shall deliver the appropriate number of shares of Common Stock to the Conversion Agent and the Conversion Agent shall deliver those shares to the Holder who surrendered the Securities. The designation of an institution to which Securities may be submitted for exchange does not require the institution to accept any Securities from the Conversion Agent. If the designated institution declines to accept any Securities in whole or in part, those Securities or parts of Securities shall be converted into shares of Common Stock as the close of business on the Business Day following the Business Day on which the Securities are surrendered for conversion. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related common shares, the Securities shall be converted and the shares of Common Stock shall be delivered. Any Securities accepted for exchange by the designated institution shall remain outstanding.

9. Denominations, Transfer, Exchange.

    The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) and integral multiples of $1,000 (or such increased amount). A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10. Amendment, Supplement, Waiver.

    Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Securities, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, to make any change that does not materially adversely affect the rights of any Securityholder, or to add or remove a Guarantee in accordance with the terms of the Indenture.

11. Defaults and Remedies.

    An Event of Default is default in the payment by the Company or any Guarantor of accrued and unpaid cash interest (including Additional Interest and any additional cash interest payable after any election by the Company to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event) on the Securities continued for 30 days, default by the Company or any Guarantor, as the case may be, in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) of the Securities or in the payment of any amount due on a Guarantee when due and payable, default in

A–2–10

payment of the Redemption Price to be paid upon a redemption at the option of the Company pursuant to Section 5 of this Security or the Purchase Price or Change of Control Purchase Price to be paid upon a redemption at the option of the Holder pursuant to Section 6 of this Security; failure by the Company or any Guarantor for 90 days after certain notice to it to comply with any of its other agreements in the Indenture; default in the payment of Indebtedness of the Company or any Guarantor if such payment exceeds $50,000,000 and such default results in acceleration of such indebtedness; acceleration of payments with respect to Indebtedness of the Company or any Guarantor in excess of $50,000,000; any Guarantee shall be held to be unenforceable or invalid or shall cease to be in full force and effect; and certain events of bankruptcy or insolvency with respect to the Company or any Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Securities may declare an amount equal to the Accreted Value of the Securities (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) plus accrued and unpaid cash interest in respect of the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being immediately due and payable upon the occurrence of such Events of Default.

    Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest following the occurrence of a Tax Event, the Restated Principal Amount) or accrued and unpaid interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12. Trustee Dealings With Company.

    Wells Fargo Bank Minnesota, National Association, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13. No Recourse Against Others.

    A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any such Guarantor (as the case may be) under the Securities, the Guarantees or the Indenture (as applicable) or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and the Guarantees.

14. Authentication.

    This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

15. Abbreviations.

    Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants

A–2–11

with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers.

    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17. Governing Law.

    The laws of the State of New York shall govern the Indenture, the Securities and the Guarantees.

18. Registration Rights.

    The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of June 27, 2001, among the Company, the Guarantors and Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers, including the receipt of Additional Interest upon a registration default (as defined in such agreement).

    The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Best Buy Co. Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Attn: Treasury Department

A–2–12

CONVERSION NOTICE

To Best Buy Co., Inc. (the "Company"):

    The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such corresponding increased amount) below designated, into shares of Best Buy Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any cash in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

    To convert this Security into Common Stock of the Company, check the box: / /

    To convert only part of this Security, state the amount (must be $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or any whole multiple of $1,000 (or such increased amount in the event of a Rate Reset): $

    If you want the stock certificate made out in another Person's name, fill in the form below:

(Insert other Person's social security or tax identification number)
(Print or type other Person's name, address and zip code)
Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

A–2–13

ASSIGNMENT FORM

    To assign this Security or, in the event of conversion, shares of Best Buy Common Stock, fill in the form below:

    I or we assign and transfer this Security or,        shares of Best Buy Common Stock, to

(Insert assignee's social security or tax identification number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

A–2–14

EXHIBIT B

Convertible Debentures due June 27, 2021

Transfer Certificate

    In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $             expected principal amount at maturity (of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

[ ]	A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or
[ ]	The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or
[ ]	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or
[ ]	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

    and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

	[ ]	The transferee is an Affiliate of the Company.
DATE:

Signature(s)

    (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

B–1

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program
By:
Authorized Signatory

B–2

EXHIBIT C

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

    Subject to Section 11.5 of the Indenture, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities and the Obligations of the Company under the Securities or under the Indenture, that: (a) the principal and accrued and unpaid cash interest and Additional Interest, if any, on, the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on overdue principal, interest on any accrued and unpaid interest, if any, and interest on any Additional Interest, if any, on the Securities and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities shall be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other payment Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

    The obligations of the Guarantors to the Holders of the Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Article XI of the Indenture are incorporated herein by reference. This Guarantee is subject to release as and to the extent provided in Section 11.4 of the Indenture.

    This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Securities and the Indenture, or until released as and to the extent provided in Section 11.4 of the Indenture, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not a guarantee of collection.

    Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.

    This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

    For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and the Indenture and (ii) the maximum amount that shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction.

    This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

C–1

    Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

BBC INSURANCE AGENCY, INC.
By:
Name: Title:
BBC INVESTMENT CO.
By:
Name: Title:
BBC PROPERTY CO.
By:
Name: Title:
BEST BUY STORES, L.P.
By:
Name: Title:
BEST BUY PURCHASING LLC
By:
Name: Title:
BESTBUY.COM, INC.
By:
Name: Title:

C–2

BEST BUY CONCEPTS, INC.
By:
Name: Title:
MAGNOLIA HI-FI, INC.
By:
Name: Title:
MUSICLAND STORES CORPORATION
By:
Name: Title:
THE MUSICLAND GROUP, INC.
By:
Name: Title:
MEDIA PLAY, INC.
By:
Name: Title:
MG FINANCING SERVICES, INC.
By:
Name: Title:

C–3

MLG INTERNET, INC.
By:
Name: Title:
MUSICLAND RETAIL, INC.
By:
Name: Title:
ON CUE, INC.
By:
Name: Title:
REQUEST MEDIA, INC.
By:
Name: Title:
SUNCOAST GROUP, INC.
By:
Name: Title:
SUNCOAST MOTION PICTURE COMPANY, INC.
By:
Name: Title:

C–4

SUNCOAST RETAIL, INC.
By:
Name: Title:
TMG CARIBBEAN, INC.
By:
Name: Title:
TMG-VIRGIN ISLANDS, INC.
By:
Name: Title:
REDLINE ENTERTAINMENT, INC.
By:
Name: Title:

C–5

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
RELATING TO ADDITIONAL GUARANTEES]

    SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of             ,        among Best Buy Co., Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Minnesota; the Guarantors party thereto (collectively, the "Existing Guarantors");             , a              [corporation], (the "Additional Guarantor" and, together with the Existing Guarantors, the "Guarantors") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

W I T N E S S E T H

    WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 27, 2001, providing for the issuance of Convertible Debentures due June 27, 2021 of the Company (the "Securities");

    WHEREAS, Section 4.3 and Article XI of the Indenture provide that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

    WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

    1.  Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

    2.  Agreement to Guarantee.  The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities. The Additional Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. This Guarantee is subject to release as and to the extent provided in Section 11.4 of the Indenture. This Guarantee shall remain in full force and effect irrespective of the release of the Guarantee of any Guarantor other than the Additional Guarantor as provided in Section 11.4 of the Indenture.

    3.  No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Securities and the Guarantees.

    4.  Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

D–1

    5.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

    6.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

    7.  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Additional Guarantor.

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[ADDITIONAL GUARANTOR]
By:
Name: Title:
BEST BUY CO., INC.
By:
Name: Title:
BBC INSURANCE AGENCY, INC.,
By:
Name: Title:
BBC INVESTMENT CO.,
By:
Name: Title:
BBC PROPERTY CO.,
By:
Name: Title:

D–2

BEST BUY PURCHASING LLC
By:
Name: Title:
BESTBUY.COM, INC.
By:
Name: Title:
BEST BUY CONCEPTS, INC.
By:
Name: Title:
MAGNOLIA HI-FI, INC.
By:
Name: Title:
MUSICLAND STORES CORPORATION
By:
Name: Title:
THE MUSICLAND GROUP, INC.
By:
Name: Title:

D–3

MEDIA PLAY, INC.
By:
Name: Title:
MG FINANCING SERVICES, INC.
By:
Name: Title:
MLG INTERNET, INC.
By:
Name: Title:
MUSICLAND RETAIL, INC.
By:
Name: Title:
ON CUE, INC.
By:
Name: Title:
REQUEST MEDIA, INC.
By:
Name: Title:

D–4

SUNCOAST GROUP, INC.
By:
Name: Title:
SUNCOAST MOTION PICTURE COMPANY, INC.
By:
Name: Title:
SUNCOAST RETAIL, INC.
By:
Name: Title:
TMG CARIBBEAN, INC
By:
Name: Title:
TMG-VIRGIN ISLANDS, INC.
By:
Name: Title:
REDLINE ENTERTAINMENT, INC.
By:
Name: Title:

D–5

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
By:
Name: Title:

D–6

QuickLinks

  EXECUTION COPY
TABLE OF CONTENTS
ARTICLE IV COVENANTS
  EXHIBIT A-1
[FORM OF REVERSE OF GLOBAL SECURITY] Convertible Debentures due June 27, 2021
  EXHIBIT A-2
  EXHIBIT B
  EXHIBIT C
  EXHIBIT D